Exhibit 10.1

FOURTH AMENDMENT TO CONSULTING AGREEMENT

This Fourth Amendment to the Consulting Agreement is effective this 12th day of June, 2007 (the “Fourth Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the "Company"), and Louis M. Brown, Jr., whose address is Louis M. Brown, Jr., 4801 Maury Lane, Alexandria, VA 22304-1909 (hereinafter referred to as the “Consultant”).

WHEREAS, the Consultant and the Company entered into a Consulting Agreement dated June 30, 1995, as amended (the “Agreement”); and

WHEREAS, the parties hereto would like to amend the Agreement pursuant to this Fourth Amendment in an effort to assure the availability of a consultant with corporate, industry and management expertise.

NOW, THEREFORE, the Company and the Consultant, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1. Section 3 of the Agreement, captioned “Term”, shall be deleted in its entirety and the following new language inserted in lieu thereof:

“The term of this Agreement shall commence upon the day and year first above written (“Commencement Date”) and shall continue until June 30, 2008, unless sooner terminated, as provided herein.”

2. Section 4 of the Agreement, captioned “Compensation”, is amended by inserting the following new row:

Period	Compensation
July 1, 2007 through June 30, 2008	$250,000

3. Section 5 of the Agreement, captioned “Bonuses”, is amended by inserting the following new row:

Fiscal Year Ending	Target Bonus
June 30, 2008	$150,000

4. The first paragraph of Section 13(c)(3) of the Agreement shall be deleted in its entirety and the following new language inserted in lieu thereof:

“Payment Upon Termination By The Company. If the Company terminates this Agreement for any reason other than Good Cause, the Consultant shall be entitled to receive from the Company and the Company shall pay to the Consultant in one lump sum, within fifteen (15) days following the termination of this Agreement, all of the compensation and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the termination of the Agreement and ending on June 30, 2008.”

5. The first paragraph of Section 13(c)(4) of the Agreement shall be deleted in its entirety and the following new language inserted in lieu thereof:

“Payment Upon Termination By The Consultant. If the Consultant terminates this Agreement for Good Reason, other than Good Reason described in Section 13(a)(3)a), he shall be entitled to receive from the Company and the Company shall pay to the Consultant in one lump sum, within fifteen (15) days following the date of the Consultant's termination of this Agreement, all of the compensation and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Consultant's termination of this Agreement and ending on June 30, 2008. If the Consultant terminates this Agreement for the Good Reason described in Section 13(a)(3)a), then and in such event, he shall be entitled to receive from the Company and the Company shall pay to the Consultant in one lump sum, within fifteen (15) days following the date of the Consultant's termination of this Agreement, an amount equal to all of the compensation and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Consultant's termination and ending on June 30, 2008.”

6. The second paragraph of section 6 shall be deleted in its entirety. The Consultant acknowledges that the Company has satisfied all of its obligations under the Agreement as of the date hereof, including without limitation section 6.

7. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the dates indicated below, the effective date of this Fourth Amendment being the 12th day of June, 2007.

ATTEST:	COMPANY: MICROS SYSTEMS, INC.

	By:	(SEAL)
A. L. Giannopoulos
Chairman, President and Chief Executive Officer

[Corporate Seal]
CONSULTANT:
WITNESS:
(SEAL)
Louis M. Brown, Jr.